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Exhibit (e)(2)


                                                                  EXECUTION COPY

                                 COLUMBIA FUNDS

               SHAREHOLDER SERVICING PLAN IMPLEMENTATION AGREEMENT

Ladies and Gentlemen:

        We wish to enter into this Shareholder Servicing Plan Implementation Agreement ("Agreement") with you concerning the provision of services as set forth herein. The terms and conditions of this Agreement are as follows:

1.      Provision of Services

        (a) You will from time to time enter into agreements with banks, broker/dealers and other financial institutions (collectively "Intermediaries") pursuant to which the Intermediaries will agree to provide personal services to, and maintain accounts of, their clients ("Customers") who may from time to time beneficially own shares of one or more of the portfolios (collectively, the "Funds") of the undersigned trust(s) that have a Board approved shareholder servicing plan. The shares of the Funds are collectively referred to herein as "Shares."

        (b) You will provide such office space and equipment, facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the services contemplated hereby.

        (c) You will pay to the Intermediaries, out of the Service Fee (as defined below), such amounts as may be agreed between you and the Intermediaries in return for the provision by the Intermediaries of personal services and/or the maintenance of shareholder accounts as described in Section 1(a).

        (d) For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any other capacity, except as expressly provided herein.

2.      Compensation

        (a) In consideration of the services provided by you hereunder, we will pay to you a fee as set forth in Schedule II (the "Servicing Fee"). The Servicing Fee may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you.

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        (b)     Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules governing receipt by NASD members of service fees from registered investment companies (the "NASD Service Fee Rule"). Such compensation shall only be paid if permissible under the NASD Service Fee Rule and shall not be payable for services that are deemed to be distribution-related services, or to the extent otherwise prohibited by the NASD Service Fee Rule.

3.      Reports

        You agree to furnish us with such information as we may reasonably request, and will otherwise cooperate with us and our designees (including, without limitation, any auditors or legal counsel designated by us) in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law. You agree to provide us with such certifications, reports and other information as we may reasonably request from time to time to assist us in complying with, and monitoring for compliance with, such laws, rules and regulations.

4.      Term

        (a) This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect from year to year with respect to a Fund, provided such continuance is specifically approved at least annually by (i) our Board of Trustees, or (ii) a vote of a majority (as defined in the Investment Company Act of 1940, as amended ("1940 Act")) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by the majority of our Trustees who are not parties to this Agreement or interested persons (as defined in the 1940
                Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.

        (b) This Agreement is terminable with respect to a Fund, without penalty, on not less than sixty (60) days' written notice, by our Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, or by you. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Upon termination, the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination.

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5.      Communications

        You will send any notice to us by first class mail, postage prepaid, or by confirmed telefacsimile at: One Financial Center, Boston, MA 02110, telefacsimile (617) 345-0919 Attention: Secretary. We will send any notice to you by first class mail, postage prepaid, or by confirmed telefacsimile to you at: c/o Columbia Management Services, Inc., Attn: Dealer File Department, 245 Summer St., Fl 3, Boston, MA 02110, telefacsimile (617) 742-2989, or such other address or telefacsimile number as we may reasonably believe appropriate. A party that changes its address or telefacsimile number shall promptly notify the other party.

6.      Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles. This Agreement may not be assigned by either party.

7.      Actions by the Trust and its Trustees

        A reference to each Trust and the Trustees of each Fund refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. A copy of the document establishing each Trust is filed with the Secretary of the Commonwealth of Massachusetts. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Trust, must look solely to the property belonging to such Trust for the enforcement of any claims against the Trust.

8.      Miscellaneous

        We may amend this Agreement upon written notice to you. You will be deemed to have accepted such amendment by providing the services contemplated in this Agreement after receipt of such notice. You and we also may amend this Agreement by means of a written amendment signed by both parties.

        This Agreement shall cancel and supersede any and all prior servicing agreements or similar agreements or contracts relating to the provision of similar services between you and the Funds.

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        If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: One Financial Center, Boston, MA 02110,
Attention: Secretary.

Very truly yours,

EACH TRUST DESIGNATED IN SCHEDULE I,
on behalf of its respective Fund

By: /s/ Christopher L. Wilson
    --------------------------------------------
    Name: Christopher L. Wilson
    Title: President

Accepted and Agreed to:

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:
    --------------------------------------------
    Name: Donald E. Froude
    Title: President, Intermediary Distribution

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        If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: One Financial Center, Boston, MA 02110,
Attention: Secretary.

Very truly yours,

EACH TRUST DESIGNATED IN SCHEDULE I,
on behalf of its respective Fund

By:
    --------------------------------------------
    Name: Christopher L. Wilson
    Title: President

Accepted and Agreed to:

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By: /s/ Donald E. Froude
    --------------------------------------------
    Name: Donald E. Froude
    Title: President, Intermediary Distribution

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                                   SCHEDULE I

TRUST                       SERIES
-----                       -------
Columbia Funds Trust I
                            Columbia High Yield Opportunity Fund
                            Columbia Strategic Income Fund
                            Columbia Tax-Managed Growth Fund
                            Columbia Tax-Managed Growth Fund II
                            Columbia Tax-Managed Value Fund
Columbia Funds Trust II
                            Columbia Newport Greater China Fund
                            Columbia Money Market Fund
Columbia Funds Trust III
                            Columbia Mid Cap Value Fund
                            Columbia Liberty Fund
                            Columbia Global Equity Fund
                            Columbia Intermediate Government Income Fund
                            Columbia Quality Plus Bond Fund
                            Columbia Federal Securities Fund
Columbia Funds Trust IV
                            Columbia Tax-Exempt Fund
                            Columbia Tax-Exempt Insured Fund
                            Columbia Utilities Fund
                            Columbia Municipal Money Market Fund
Columbia Funds Trust V
                            Columbia California Tax-Exempt Fund
                            Columbia Connecticut Tax-Exempt Fund
                            Columbia Massachusetts Tax-Exempt Fund
                            Columbia New York Tax-Exempt Fund
                            Columbia Large Company Index Fund
                            Columbia U.S. Treasury Index Fund
                            Columbia Small Company Index Fund
                            Columbia Intermediate Tax-Exempt Bond Fund
                            Columbia Massachusetts Intermediate Municipal Bond
                            Fund
                            Columbia Connecticut Intermediate Municipal Bond
                            Fund
                            Columbia New Jersey Intermediate Municipal Bond
                            Fund
                            Columbia New York Intermediate Municipal Bond Fund
                            Columbia Rhode Island Intermediate Municipal Bond
                            Fund
                            Columbia Florida Intermediate Municipal Bond Fund
                            Columbia Pennsylvania Intermediate Municipal Bond
                            Fund

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Columbia Funds Trust VI
                            Columbia Growth & Income Fund
                            Columbia Small Cap Value Fund
Columbia Funds Trust VII
                            Columbia Newport Tiger Fund
Columbia Funds Trust VIII
                            Columbia Income Fund
                            Columbia Intermediate Bond Fund
Columbia Funds Trust IX
                            Columbia High Yield Municipal Fund
                            Columbia Managed Municipals Fund
Columbia Funds Trust XI
                            Columbia Young Investor Fund
                            Columbia Growth Stock Fund
                            Columbia Asset Allocation Fund
                            Columbia Dividend Income Fund
                            Columbia Large Cap Core Fund
                            Columbia Large Cap Growth Fund
                            Columbia Disciplined Value Fund
                            Columbia Small Cap Fund
                            Columbia Small Company Equity Fund
Columbia Balanced Fund, Inc.
Columbia Daily Income Company, Inc.
Columbia Fixed Income Securities Fund, Inc.
Columbia High Yield Fund, Inc.
Columbia International Stock Fund, Inc.
Columbia Oregon Municipal Bond Fund, Inc.
Columbia Real Estate Equity Fund, Inc.
Columbia Short Term Bond Fund, Inc.
Columbia Small Cap Growth Fund, Inc.
Columbia Mid Cap Growth Fund, Inc.
Columbia Strategic Investor Fund, Inc.
Columbia Technology Fund, Inc.

CMG Fund Trust
                            CMG Strategic Equity Fund
                            CMG Small Cap Fund
                            CMG Small/Mid Cap Fund
                            CMG International Stock Fund
                            CMG Core Bond Fund
                            CMG High Yield Fund
                            CMG International Bond Fund
                            CMG Short Term Bond Fund
                            CMG Ultra Short Term Bond Fund
                            CMG Intermediate Bond Fund
                            CMG Core Plus Bond Fund

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                            CMG Government Bond Fund
                            CMG Corporate Bond Fund
                            CMG Mortgage and Asset-Backed Securities Fund CMG Small Cap Growth Fund
                            CMG Enhanced S&P 500 Index Fund
                            CMG Large Cap Value Fund
                            CMG Large Cap Growth Fund
                            CMG Mid Cap Value Fund
                            CMG Mid Cap Growth Fund
                            CMG Small Cap Value Fund
                            CMG Emerging Markets Equity Fund

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                                   SCHEDULE II

                                  COMPENSATION

The Servicing Fee shall be, with respect to each Fund, 0.25% of the average daily net asset value of all Shares of such Fund, other than Shares with respect to which the Trust is paying a shareholder servicing fee directly to a third party. The Servicing Fee shall be accrued daily and paid monthly in arrears.